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                                                                    EXHIBIT 99.1



Microsemi Announces 2 For 1 Stock Split
BusinessWire, Tuesday, July 31, 2001 at 16:45



IRVINE, Calif.--(BUSINESS WIRE)--July 31, 2001--
-- Shareholders Approve Increase in Authorized Shares

-- 2 For 1 Stock Split Declared

Microsemi Corp. (Nasdaq:MSCC) today announced that its stockholders approved the proposed increase in the number of authorized shares of its Common Stock from 20 million to 100 million pursuant to written consents.

Based on this approval, the board of directors has declared a 2-for-1 stock split to be effected by a dividend payable in shares of Common Stock.

The dividend is payable Aug. 28, 2001 to stockholders of record as of the close of business on Aug. 14, 2001. Stockholders will receive one additional share of Common Stock for every one share held on the record date. As a result of the stock split, Microsemi's outstanding shares of Common Stock would increase from 14,072,286 (including 1,013 treasury shares), to 28,144,572 shares, estimated based upon the currently outstanding shares.

About Microsemi

Microsemi is a leading designer, manufacturer and marketer of analog, mixed-signal and discrete semiconductors. The company's semiconductors manage and regulate power, protect against transient voltage spikes and transmit, receive and amplify signals.

Microsemi products include individual components as well as complete circuit solutions that enhance customer designs by providing battery optimization, reducing size or protecting circuits. Markets the company serves include mobile connectivity, computer/peripherals, telecommunications, medical, industrial/commercial, space/satellite and military.

More information may be obtained by contacting the company directly or by visiting its Web site at http://www.microsemi.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Any statements set forth in the news release that are not entirely historical and factual in nature are forward-looking statements. For instance, all statements of belief and expectations are forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Potential risks and uncertainties include, but are not limited to, such factors as the difficulties regarding the making of estimates and projections, hiring and retention of qualified technical personnel in a competitive labor market, rapidly changing technology and product obsolescence, the ability to realize cost savings or productivity gains, the ability to improve capacity utilization, potential cost increases, the strength and competitive pricing environment of the marketplace, demand for and acceptance of the company's products, the results of planned development, marketing and promotional campaigns, changes in demand for products, difficulties of foreseeing future demand, effects of limited visibility of future sales, potential non-realization of expected orders or non-realization of backlog, business and economic conditions or adverse changes in current industry conditions, customer order preferences, and fluctuations in market prices of the company's stock, difficulties in implementing company strategies, environmental matters, litigation, difficulties protecting proprietary rights, and inventory obsolescence. In addition to these factors and any other factors mentioned elsewhere in this news release, the reader should refer as well to the factors, uncertainties and risks identified in the company's most recent Form 10-K and

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the final prospectus on Form S-3 filed on June 1, 2000 by the company with the
Securities and Exchange Commission. The company does not undertake to supplement or correct any information in this release that is or becomes incorrect.

Investor Inquiries: David R. Sonksen, Microsemi Corp., Irvine, Calif. 949/221-7100.


CONTACT: Microsemi Corp., Irvine

David R. Sonksen, (Financial), 949/221-7101

or

Cliff Silver, (Editorial), 949/221-7100

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